SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2003

CNL RETIREMENT PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	000-32607 (Commission File Number)	59-3491443 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

Item 5.	Other Events and Required FD Disclosure.

        Reference is made to the press release dated November 10, 2003, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

    (a)        Not applicable.

    (b)        Not applicable.

    (c)        Exhibits.

Exhibit No. 99.1 Press Release dated November 10, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 10, 2003	CNL RETIREMENT PROPERTIES, INC. By: /s/ Thomas J. Hutchison III —————————————— THOMAS J. HUTCHISON III Chief Executive Officer

EXHIBIT INDEX

Exhibit No. 99.1. Press Release dated November 10, 2003.

Exhibit 99.1

Retirement Properties, Inc. CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336 tel (407) 835-3200 (800)522-3863 fax (407) 835-3232 www.cnlonline.com

News Release

For information contact:
Lauren Harris
Director of Marketing
CNL Real Estate Services, Inc.
(407) 650-1205

For Immediate Release November 10, 2003

      CNL Retirement Properties, Inc. to Acquire 25 Seniors’ Housing Facilities from affiliates of
EdenCare Senior Living Services, LP

Sunrise Senior Living, Inc. and Harbor Retirement Associates, LLC to Manage Properties

ORLANDO, FL – CNL Retirement Properties, Inc. (“CNL”), a leading real estate investment trust in the seniors’ housing industry, today announced it entered into an agreement with affiliates of EdenCare Senior Living Services, LP (“EdenCare”) to acquire 22 seniors’ housing facilities from EdenCare for approximately $171 million. Sunrise Senior Living, Inc. (NYSE: SRZ) will manage the 22 properties under long-term management agreements and Harbor Retirement Associates, LLC will serve as the tenant.

In a separate transaction, CNL reached an agreement with EdenCare to acquire three additional seniors’ housing facilities for approximately $27 million. Harbor Retirement Associates, LLC will lease and operate the three properties under long-term agreements.

The two acquisitions will include a total of 1,913 units: 380 independent living, 1,095 assisted living and 438 memory care communities with residences in seven states: Alabama, Florida, Georgia, Kentucky, North Carolina, South Carolina and Texas. Once the transactions are consummated, CNL’s portfolio will comprise 117 properties with over 12,000 units in 27 states.

“The acquisition of these 25 properties, once completed, will further execute our strategy to grow a portfolio of superior seniors’ housing facilities in demand-driven markets,” said Thomas J. Hutchison III, chief executive officer and president of CNL Retirement Properties, Inc. “We are also pleased this agreement will allow us to expand our association with Sunrise Senior Living, Inc. and Harbor Retirement Associates, LLC and we look forward to continuing our relationships with both of these exceptional companies.”

There can be no assurance that these transactions will be consummated or, if consummated, that they will be acquired on the terms described above.

-More-

CNL Retirement Properties, Inc. to Acquire 25 Seniors’ Housing Facilities, 2

CNL Retirement Properties, Inc. is an affiliate of CNL Financial Group, Inc., and specializes in the acquisition of quality independent and assisted living communities and continuing care retirement communities. Headquartered in Orlando, Florida, CNL Financial Group, Inc. is one of the nation’s largest, privately held real estate investment and finance companies. CNL Financial Group, Inc. and the entities it has formed or acquired have over $8 billion in assets, representing more than 3,000 properties in 49 states.

Sunrise Senior Living is the nation’s largest provider of senior living services. The McLean, Va.-based Company, which employs more than 30,000 people, operates over 360 senior living communities either open or under construction in the United States, United Kingdom and Canada with a combined resident capacity of more than 40,000 people.  Sunrise communities offer a full range of personalized senior living services, from independent living, to assisted living, to care for individuals with Alzheimer’s and other forms of memory loss and nursing and rehabilitative care.  Sunrise’s senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents.

Harbor Retirement Associates, LLC, a Florida based senior living provider, specializes in the development and management of independent, assisted and Alzheimer’s care senior living properties. The leadership team members have a combined experience of over 100 years in the senior housing industry. The company currently has five projects under construction or in development encompassing over 1,200 independent living units and nearly 400 assisted living/Alzheimer’s care units. The company has under management over 300 assisted living and Alzheimer’s units with two contracts under negotiation for an additional 76 Alzheimer’s units. Harbor Retirement Associates, LLC is a company built on core values where employees are dedicated to being involved in the lives of those they serve and find joy in making a difference.

###

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that actual results will not differ materially.